Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT VIR BIOTECHNOLOGY, INC. TREATS AS PRIVATE OR CONFIDENTIAL.
February 21, 2024

Glaxo Wellcome UK Limited
980 Great West Road, Brentford, Middlesex, TW8 9GS
Attn: SVP & Head R&D Business Development
Re:    Termination of Influenza Program under the Definitive Collaboration Agreement between Glaxo Wellcome UK Limited (“GSK”) and Vir Biotechnology, Inc. (“Vir”), dated May 18, 2021 (the “Agreement”)
Dear GSK Business Development:
As you know, the Parties have mutually agreed to terminate the Influenza Program pursuant to Section 16.2 of the Agreement as per the terms set forth in this letter agreement (this “Letter Agreement”). Such termination will be effective on February 21, 2024 (the “Influenza Program Termination Date”).
The Parties wish to set forth certain clarifications and amendments with respect to the Parties’ rights and obligations under the Agreement with respect to the Influenza Program and with respect to the Parties’ remaining activities and obligations under the Agreement. Capitalized terms used but not defined in this Letter Agreement will have the meanings provided in the Agreement.
Intending to be legally bound, the Parties hereby agree as follows:
From and after the Influenza Program Termination Date:
1.Section 2.4.1 (Influenza Program) of the Agreement shall terminate and be of no further force or effect as of the Influenza Program Termination Date. Except as expressly set forth in this Letter Agreement, Vir shall have no further obligations to GSK with respect to VIR-2482XX2 or VIR-2981 (the “Existing Terminated Influenza Products”) or any Vir Improved Terminated Influenza Products (as defined below), and shall have the right to further Develop and Commercialize any such Existing Terminated Influenza Product or Vir Improved Terminated Influenza Product independently, alone or via an Affiliate or with a Third Party without restriction. “Vir Improved Terminated Influenza Product(s)” means any (a) Variants or derivatives of any Existing Terminated Influenza Products created, discovered, conceived or reduced to practice after the Influenza Program Termination Date, (b) any modifications or improvements to any Existing Terminated Influenza Products made after the Influenza Program Termination Date including, without limitation those related to (i) affinity maturation, (ii) alternative delivery, (iii) antibody format, (iv) formulation, (v) Fc modifications and/or (vi) combination. For clarity, Vir Improved Terminated Influenza Products exclude the Existing Terminated Influenza Products.
2.Sections 7.6.4(a) and 7.6.4(b) of the Agreement shall apply to the Existing Terminated Influenza Products as if they were Vir Sole Development Products. Section 7.6.4(c) shall apply, provided that if Vir subsequently elects to wind down and cease Development of any Existing Terminated Influenza Products, Vir shall be solely responsible for the costs of such wind-down, and the last sentence of Section 7.6.4(c) shall not apply. Sections 7.6.4(d) and 7.6.4(e) shall terminate effective as of the Influenza Program Termination Date.

3.Section 4.2 (GSK’s Option to VIR-2482) and Section 4.3 (VIR-2482XX2 and other Vir Influenza mAbs) shall terminate and be of no further force or effect as of the Influenza Program Termination Date. Except as expressly set forth in this Letter Agreement, Vir shall have no further obligations to GSK with respect to VIR-2482. Vir shall have the right to further Develop and Commercialize VIR-2482, the Existing Terminated Influenza Products and the Vir Improved Terminated Influenza Products independently, alone or via an Affiliate or with a Third Party. With the exception of VIR-2482, Vir shall use and shall ensure that any third party uses (in the event that Vir out licenses or divests such products) Commercially Reasonable Efforts to commercialize any such product(s) in the Major Markets.
4.GSK will be deemed to have timely exercised an Opt-Out Option in accordance with Section 7.6.3 of the Agreement with respect to the Existing Terminated Influenza Products, at the following Opt-Out Points:
(a)VIR-2482XX2: The VIR-2482XX2 Program is also known by the Parties as VIR-2372. All references to VIR-2372 in any materials, documentation, information or data arising from the activities under the Agreement that refer to VIR-2372 shall be deemed to be references to VIR-2482XX2. GSK shall be deemed to have exercised its Opt-Out Option for VIR-2482XX2 (the “Terminated 2482XX2 Product”) in accordance with the First In Human Opt-Out Point royalty rate, subject to paragraph 6 of this Letter Agreement; and
(b)VIR-2981: GSK shall be deemed to have exercised its Opt-Out Option for VIR-2981 (the “Terminated 2981 Product”) in accordance with the First In Human Opt-Out Point royalty rate, subject to paragraph 6 of this Letter Agreement.
5.Notwithstanding anything to the contrary in Section 17.3.2 or Schedule 11.8.2, Vir shall pay to GSK royalties on Net Sales of any Existing Terminated Influenza Products or Vir Improved Terminated Influenza Products at the rates set forth in the table below, regardless of whether Vir has outlicensed or divested such products:

Annual Net Sales in a Calendar Year	Existing Terminated Influenza Product – Vir-2372 Product*	Vir Improved Terminated Influenza Product - Vir-2372 Product*	Existing Terminated Influenza Product - Vir-2981 Product*	Vir Improved Terminated Influenza Product - Vir-2981 Product*
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
•* [***].
Section 11.8 of the Agreement shall survive termination of the Influenza Program with respect to all Existing Terminated Influenza Products and Vir Improved Terminated Influenza Products, based on the Opt-Out Points set forth above.

6.The Parties acknowledge and agree that prior to the Influenza Program Termination Date, GSK has Manufactured ([***]) certain quantities of VIR-2482XX2 (the “2482XX2 Material”), which is currently in storage at a [***]. GSK shall transfer ([***]) to Vir (a) all 2482XX2 Material, (b) all right, title and interest in and to the 2482XX2 Material, and (c) all documentation and materials relating to the 2482XX2 Material and necessary to enable Vir’s IND submission and subsequent clinical studies related to 2482XX2, each (a) – (c) at Vir’s reasonable expense. The Parties shall mutually agree the timing and contractual requirements for the transfer of the 2482XX2 Material, which shall be effected no later than ninety (90 days) from the Influenza Program Termination Date. GSK agrees to (i) [***] enable transfer of ownership of materials, data, assays, and all necessary documentation to support successful IND submission to Vir and (ii) provide Vir with a memo confirming such transfer.
7.Section 7.6.3(c)(i) of the Agreement shall not apply to non-cancelable Manufacturing Costs incurred prior to the Influenza Program Termination Date for the Existing Terminated Influenza Products, including the costs associated with the Manufacture and supply of VIR-2981 (but shall apply to the allocation of all other Development Costs and Manufacturing Costs actually incurred prior to the Influenza Program Termination Date), and instead Vir shall be solely responsible for all non-cancelable and future Manufacturing Costs for Development and Commercialization of VIR-2981. In addition, and as partial consideration for Vir bearing the non-cancelable Manufacturing costs for VIR-2981, the royalty applicable to Vir’s Commercialization of VIR-2981 shall be reduced by [***] at each Net Sales tier in the table set forth in Schedule 11.8.2 ([***]) as per the table above in paragraph 6 of this Letter Agreement.
8.The Parties acknowledge and agree that the Manufacture and supply of VIR-2981 for the conduct of pre-clinical activities (including IND-enabling studies) and clinical development activities contemplated under the applicable Influenza Development Plan (the “2981 Activities”) is a commitment incurred by the Parties prior to the Influenza Program Termination Date, and further agreed under the Letter Agreement. Notwithstanding the foregoing, the costs of such clinical supply of VIR-2981 shall not be shared by the Parties, and GSK shall (a) Manufacture and supply to Vir, at Vir’s sole expense, quantities of VIR-2981 for the 2981 Activities, and (b) provide Vir with all reports, data, batch records and other materials relating to such Manufacture that are necessary or reasonably useful in connection with Vir’s preparation and filing of the IND for VIR-2981. The details of each party’s obligations under this paragraph 9 shall be mutually agreed by the parties [***]
9.GSK shall perform a technology transfer to Vir (or its Affiliates or any Third Party contract manufacturer designated by Vir) of the Manufacturing process and all Know-How Controlled by GSK or its Affiliates (including, as applicable, any licenses) that are necessary for the ongoing Manufacture, and Development of each Existing Terminated Influenza Product (including the transfer of any other know-how as agreed by the parties in good faith), the details of which will be included in the [***]. Within forty five (45) days following the date of this Letter Agreement, the Parties shall [***], which would provide for, without limitation, (a) the transfer or transition by GSK to Vir of Manufacturing Know-How related to each Existing Terminated Influenza Product and access to proprietary GSK or Third Party media and feeds, certain cell lines, assays, media and feeds, in all cases that are that are necessary for the Manufacture and Development, of the Existing Terminated Influenza Products following the Influenza Program Termination Date (including the transfer of any other know-how as agreed by the parties in good faith), and (b) reasonable assistance to be provided by GSK, at Vir’s sole expense (including reasonable FTE Costs and out of pocket costs associated therewith).

10.Vir shall be solely responsible for all Existing Third Party Payment Obligations applicable to the Existing Terminated Influenza Products and the Vir Improved Terminated Influenza Products pursuant to Section 11.9.1 of the Agreement following the Influenza Program Termination Date. Section 11.9.4 shall survive termination of the Influenza Program and shall continue to apply to the Existing Terminated Influenza Products and the Vir Improved Terminated Influenza Products.
11.The licenses granted to Vir by GSK pursuant to Section 12.2.2 for Vir Sole Development Products shall apply, mutatis mutandis, to all Existing Terminated Influenza Products and Vir Improved Terminated Influenza Products arising from the Influenza Program, including VIR-2482,. Section 12.3 shall survive the termination of the Influenza Program with respect to each Existing Terminated Influenza Product and each Vir Improved Terminated Influenza Product, if and to the extent Vir elects not to continue the Development or Commercialization of any Existing Terminated Influenza Product and/or any Vir Improved Terminated Influenza Product following the Influenza Program Termination Date.
12.Within thirty (30) days after the Influenza Program Termination Date, or a timeframe otherwise mutually agreed by the Parties, GSK will return to Vir, or destroy, at Vir’s direction, all Confidential Information of Vir (including all copies thereof) related to the Influenza Program, except (a) as otherwise provided in Section 18.4 (Return of Confidential Information) of the Agreement or (b) as is necessary for GSK to perform its obligations under this Letter Agreement [***].
13.Except as set forth in this Letter Agreement, termination of the Influenza Program shall not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination of the Influenza Program. All provisions of the Agreement not surviving in accordance with this Letter Agreement shall terminate, with respect to the Influenza Program and all Existing Terminated Influenza Products upon the Influenza Program Termination Date and shall be of no further force and effect. The Agreement shall remain in full force and effect in accordance with and subject to the terms and conditions on an unamended basis with respect to all unaffected Collaboration Programs and Collaboration Products of this Agreement, as set forth in Section 17.4.3 of the Agreement.

Please confirm GSK’s understanding of and agreement to the foregoing by signing this Letter Agreement below and returning a signed copy to me at your earliest convenience.

Sincerely,

/s/ Marianne De Backer
Chief Executive Officer
Vir Biotechnology, Inc.

Acknowledged and agreed to by:

Glaxo Wellcome UK Limited.
By: /s/ Darren Barnett
Name: Darren Barnett
Title: Authorised Signatory, representing Glaxo Group Limited, Corporate Director